UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2003

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-11242	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (724) 349-7220

Item 2. Acquisition or Disposition of Assets

On December 5, 2003 the registrant acquired Pittsburgh Financial Corp.("PFC"), headquartered in Wexford, PA.  Pittsburgh Financial Corp. is the parent company of BankPittsburgh, a state chartered stock savings bank also headquartered in Wexford, PA.

The merger was consummated pursuant to the Plan of Acquisition dated August 8, 2003, between the registrant and Pittsburgh Financial Corp., which was approved by the shareholders of PFC at a special meeting held December 5, 2003.  For further information concerning the transaction, reference is made to the registrant's Registration Statement on Form S-4 (File No. 333-109292) which is incorporated herein by reference.

Under the terms of the Merger Agreement, the shareholders of Pittsburgh Financial Corp. can elect to receive $20.00 in cash or 1.387 shares of the registrant's common stock for each PFC share owned (subject to proration, if necessary, to ensure 40% of the aggregate merger consideration will be paid in cash and 60% in First Commonwealth common stock).

Item 7(c) Exhibits

      Exhibit 99    Press Release dated December 5, 2003

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 12, 2003

FIRST COMMONWEALTH FINANCIAL CORPORATION

By: /S/ JOHN J. DOLAN
John J. Dolan Executive Vice President and Chief Financial Officer